The Vantagepoint Funds
FYE 12/31/02
Attachment Filed in Response to Form N-SAR Sub-Item 77Q3
Certification note


In accordance with SEC Release Number 34-47262/IC-25914, dated January 27, 2003, the registrant has chosen to file the Form N-CSR, Certified Shareholder Report, for the period ending December 31, 2002.